                                  EXHIBIT 99.1

                                      Contact: Robert K. Hynes or Monica Burrows
                                                                  (212) 355-5200

FOR IMMEDIATE RELEASE

            WHX CORPORATION ANNOUNCES DATE OF 2002 ANNUAL MEETING OF
             STOCKHOLDERS AND RECEIPT OF NOTIFICATION FROM THE NYSE

            New  York,  N.Y.,  April  30,  2002 - WHX  Corporation  (NYSE:  WHX)
announced  today that its 2002 Annual  Meeting of  Stockholders  will be held at
11:00 a.m.,  local time,  Tuesday,  June 18,  2002 at the Dupont  Hotel,  11th &
Market Streets,  Wilmington,  Delaware 19801.  The record date for  stockholders entitled  to vote at the meeting is May 7, 2002.  Notice of the Annual  Meeting, proxy statement and proxy, as well as the 2002 Annual Report,  will be mailed to stockholders in advance of the Annual Meeting.

            WHX also  announced  that it had been notified by the New York Stock
Exchange  ("NYSE") that its share price had fallen below the  continued  listing criteria  requiring  an  average  closing  price of not less than  $1.00  over a consecutive 30 trading-day period.  Following  notification by the NYSE, WHX has up to six months by which time WHX's share price and average  share price over a consecutive 30 trading-day period may not be less than $1.00. In the event these requirements  are not met by the  end of the  six-month  period,  WHX  would  be subject to NYSE  trading  suspension  and  delisting  and,  in such  event,  WHX believes that an alternative trading venue would be available.  WHX is currently evaluating  alternatives  to bring its average share price back into  compliance with NYSE  requirements,  including a potential reverse stock split which is one of the proposals to be acted upon at the 2002 Annual Meeting of Stockholders.

            About WHX

            WHX is a  holding  company  that has been  structured  to  invest in and/or  acquire a diverse group of businesses on a  decentralized  basis.  WHX's primary  businesses  currently are: Handy & Harman, a diversified  manufacturing company whose strategic  business segments  encompass,  among others,  specialty wire,  tubing, and fasteners,  and precious metals plating and fabrication;  and
Unimast  Incorporated,  a leading manufacturer of steel framing,  vinyl trim and other products for commercial and residential construction. WHX's other business consists of the WPC Group, a vertically  integrated  manufacturer of value-added and flat rolled steel products,  which filed a petition for relief under Chapter
11 of the Bankruptcy Code on November 16, 2000.

            Forward-Looking Statements

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors  created  thereby.  Investors are cautioned that all forward-looking statements involve risks and uncertainty.  Although WHX believes that the assumptions underlying the forward-looking  statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the  forward-looking  statements included in this press release will prove to be  accurate.  In light of the  significant  uncertainties inherent in the  forward-looking  statements  included herein,  the inclusion of such information  should not be regarded as a representation by WHX or any other person that the objectives and plans of WHX will be achieved.